Exhibit 10.5

FOURTH AMENDMENT TO PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AGREEMENT (this “Fourth Amendment”) is dated as of March 5, 2013 (the “Amendment Date”) by and among RANCON REALTY FUND V, a California limited partnership (“Seller”), and 521 EAST 11TH ST. LLC, a California limited liability company, and 1250 FAIRFAX LLC, a California limited liability company (together, “Buyer”).

Recitals

A. Seller and Buyer are parties to that certain Purchase Agreement dated as of February 13, 2013 (the “Initial Agreement”), as amended by that certain First Amendment to Purchase Agreement dated as of February 15, 2013 (the “First Amendment”), as further amended by that certain Second Amendment to Purchase Agreement dated as of February 27, 2013 (the “Second Amendment”) and as further amendment by that certain Third Amendment to Purchase Agreement dated as of March 1, 2013 (the “Third Amendment” and together with the Initial Agreement, the First Amendment, and Second Amendment, the “Purchase Agreement”), whereby, upon the terms and conditions set forth therein, Seller agreed to sell and Buyer agreed to buy the Property described in the Purchase Agreement.

B. Seller and Buyer Parties now desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties to this Fourth Amendment agree as follows:

1. Definitions. Capitalized terms used in this Fourth Amendment shall have the meanings set forth in the Purchase Agreement, except as otherwise defined herein.

2. Cash Payment. Pursuant to the Third Amendment, Buyer and Seller modified the amount of the Purchase Price to Eight Million and No/100ths Dollars ($8,000,000.00) and the amount of the Carryback Note to Four Million Eight Hundred Thousand and No/100ths Dollars ($4,800,000.00). The amount of the Cash Payment is the difference between the Purchase Price and the Carryback Note. Accordingly, Paragraph 3(a)(iii) of the Purchase Agreement is modified to state that the Cash Payment shall be in the amount of Three Million Two Hundred Thousand and No/100ths Dollars ($3,200,000.00).

3. Miscellaneous. This Fourth Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Except as specifically set forth in this Fourth Amendment, the Purchase Agreement shall be unmodified and shall remain in full force and effect.

Fourth Amendment to Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first set forth above.

SELLER:

RANCON REALTY FUND V, a California limited partnership

By:		RANCON FINANCIAL CORPORATION, a California corporation, its general partner

	By:	/s/ Jeff Comerchero — Attorney-in-fact
Daniel L. Stephenson, President

By:		/s/ Jeff Comerchero — Attorney-in-fact
Daniel L. Stephenson, its general partner

BUYER:

521 EAST 11TH ST. LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

1250 FAIRFAX LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

First American Title Insurance Company

The undersigned executes this Fourth Amendment for the purposes of acknowledging its agreement to serve as escrow agent in accordance with the terms of this Fourth Amendment.

First American Title Insurance Company

By:	/s/ Liz Zankich

Fourth Amendment to Purchase Agreement